Exhibit 11.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the foregoing Form 1-A Registration A Offering Statement of our report dated May 1, 2023, relating to our audit of the financial statements of Invest Inc. as of December 31, 2022 and 2021.

/s/ M&K CPAS, PLLC
M&K CPAS, PLLC
Houston, Texas
May 15, 2023